THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-A

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1996
CUSIP #126691

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                                                                        Distribution Date            08/25/96


                                                                             SINGLE                   TOTAL
4.06(i)   Reduction of the Stated Amount of                                CERTIFICATE                AMOUNT
          Certificates
                 Class A-1 Certificates.                  PZI            $6.39289569                $478,310.06
                 Class A-2 Certificates.                  QA5            $5.24033362                 $64,387.98
                 Class A-3 Certificates.                  QB3            $9.53236959                $193,163.94
                 Class A-4 Certificates.                  QC1            $0.00000000                      $0.00
                 Class A-5 Certificates.                  QD9            $0.00000000                      $0.00
                 Class A-6 Certificates.                  QE7            $0.00000000                      $0.00
                 Class A-7 Certificates.                  QF4            $0.00000000                      $0.00
                 Class X Certificates.                    QH0                  N/A                        $0.00
                 Class A-R Certificates.                  QG2            $6.39289569                      $0.64
                 Class B-1 Certificates.                  QJ6            $0.60681510                  $5,232.57
                 Class B-2 Certificates.                  QK3            $0.60681510                  $1,993.39
                 Class B-3 Certificates.                  QLI            $0.60681510                  $1,245.79
                 Class B-4 Certificates.                                 $0.60681510                    $597.71
                 Class B-5 Certificates.                                 $0.60681510                    $299.16
                 Class B-6 Certificates.                                 $0.60681511                    $598.13


                                                     Total Amount                                    745,829.37

          Aggregate amount of any Principal Prepayments                                              653,612.75
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                                                                             SINGLE                   TOTAL
4.06(ii)  Amount of distribution representing                              CERTIFICATE                AMOUNT
          interest.
                 Class A-1 Certificates.                                 $5.18746584                $388,121.01
                 Class A-2 Certificates.                                 $5.30390797                 $65,169.12
                 Class A-3 Certificates.                                 $4.87028811                 $98,691.52
                 Class A-4 Certificates.                                 $5.83333333                $136,791.67
                 Class A-5 Certificates.                                 $0.00000000                      $0.00
                 Class A-6 Certificates.                                 $5.83333333                 $54,010.83
                 Class A-7 Certificates.                                 $5.83333333                 $42,799.17
                 Class X Certificates.                                   $1.10616991                $181,680.43
                 Class A-R Certificates.                                 $5.18746584                      $0.52
                 Class B-1 Certificates.                                 $5.81310488                 $50,126.40
                 Class B-2 Certificates.                                 $5.81310488                 $19,096.05
                 Class B-3 Certificates.                                 $5.81310488                 $11,934.30
                 Class B-4 Certificates.                                 $5.81310488                  $5,725.91
                 Class B-5 Certificates.                                 $5.81310488                  $2,865.86
                 Class B-6 Certificates.                                 $5.81310494                  $5,729.93

                                                     Total Amount                                  1,062,742.72
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4.06(iii) Unpaid Interest Shortfall                                         0.00

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4.06(iv)  Stated Amount of Certificates after this Distribution
                                                    ORIGINAL                 SINGLE                   TOTAL
                                                    BALANCE                CERTIFICATE                AMOUNT
                 Class A-1 Certificates.          $74,819,000.00       $882.88696291             $66,056,719.68
                 Class A-2 Certificates.          $12,287,000.00       $904.00103262             $11,107,460.69
                 Class A-3 Certificates.          $20,264,000.00       $825.37416420             $16,725,382.06
                 Class A-4 Certificates.          $23,450,000.00     $1,000.00000000             $23,450,000.00
                 Class A-5 Certificates.             $402,000.00     $1,000.00000000                $402,000.00
                 Class A-6 Certificates.           $9,259,000.00     $1,000.00000000              $9,259,000.00
                 Class A-7 Certificates.           $7,337,000.00     $1,000.00000000              $7,337,000.00
                 Class X Certificates.           $164,242,792.00       $917.51618238            $150,695,419.50
                 Class A-R Certificates.                 $100.00       $882.88696291                     $88.29
                 Class B-1 Certificates.           $8,623,000.00       $995.92545006              $8,587,865.16
                 Class B-2 Certificates.           $3,285,000.00       $995.92545006              $3,271,615.10
                 Class B-3 Certificates.           $2,053,000.00       $995.92545006              $2,044,634.95
                 Class B-4 Certificates.             $985,000.00       $995.92545006                $980,986.57
                 Class B-5 Certificates.             $493,000.00       $995.92545006                $490,991.25
                 Class B-6 Certificates.             $985,692.00       $995.92546019                $981,675.76


                                                  Total Amount                                   150,695,419.50
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4.06(v)   The Pool Stated Principal Balance for the following
          Distribution Date                                      $150,695,419.50


4.06(vi)  Senior Percentage for this Distribution Date            89.1920228765%
          Subordinated Percentage for this Distribution Date      10.8079771235%


4.06(vii) Amount of the Master Servicing Fees paid to or
          retained by the Master Servicer with respect to
          such Distribution Date                                            0.00

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4.06(viii)Pass-Through Rate and for each Class of Certificates
                 Class A-1 Certificates.                                                            7.00000000%
                 Class A-2 Certificates.                                                            7.00000000%
                 Class A-3 Certificates.                                                            7.00000000%
                 Class A-4 Certificates.                                                            7.00000000%
                 Class A-5 Certificates.                                                            0.00000000%
                 Class A-6 Certificates.                                                            7.00000000%
                 Class A-7 Certificates.                                                            7.00000000%
                 Class X Certificates.                                                              1.43961123%
                 Class A-R Certificates.                                                            7.00000000%
                 Class B-1 Certificates.                                                            7.00000000%
                 Class B-2 Certificates.                                                            7.00000000%
                 Class B-3 Certificates.                                                            7.00000000%
                 Class B-4 Certificates.                                                            7.00000000%
                 Class B-5 Certificates.                                                            7.00000000%
                 Class B-6 Certificates.                                                            7.00000000%
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4.06(ix)  Amount of Advances included in the distribution on
          such Distribution Date                                       39,665.11
          Aggregate amount of Advances outstanding as of the
          close of business on such Distribution Date.                 59,543.38

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4.06(x)   The number and aggregate principal amounts of Mortgage Loans delinquent

                                                        30 to 59 days             10              $3,482,429.11
                                                        60 to 89 days              2                $485,099.44
                                                         90 or more                2                $967,779.78
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4.06(xi)  The number and aggregate principal amounts of Mortgage Loans in foreclosure
                                                       In foreclosure              0                      $0.00
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4.06(xii) Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar
          month.
                                                                                   0                      $0.00
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4.06(xiii) Total number and principal balance of any PEO Properties as of the close of business on the Determination Date preceding such Distribution Date.
                                                                                     0                     $0.00
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4.06(xiv) Senior Prepayment Percentage                           100.0000000000%

4.06(xv)  Aggregate amount of Realized Losses incurred
          during the preceding calendar month.                             $0.00

4.06(xvi) Special Hazard Loss Coverage Amount                       1,980,840.48
          Required Fraud Loss Coverage                              4,927,284.00
          Current Bankruptcy Amount                                   125,000.00


4.06(xvii) Guaranteed Distributions paid for such Distribution Date on Class A-4


4.06(xviii)Amount of withdrawal from Reserve Fund since prior Distribution Date

                    Class A-4                                               0.00


4.06(xix)  Amount remaining in Reserve Fund after Withdrawn Amounts for

                    Class A-4                                          45,000.00